WORLD MOTO Co., LTD.

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement"), dated as of April 1, 2013 (the “Effective Date”), by and between World Moto Co., Ltd., a Thailand corporation located at 131 Thailand Science Park INC-1 #214 Phahonyothin Road Klong1, Klong Luang, Pathumthani 12120 Thailand (the "Company"), and Christopher Ziomkowski, an individual with an address at 209/123 Muang Ake Phase 5, Lakhok Muang, Pathumthani 12000 (the “Executive”).

WHEREAS, the Company and Executive desire to provide for the at-will employment of Executive by the Company on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1.          Employment.

1.1        Position. The Company hereby employs the Executive, and the Executive hereby accepts employment, as the Chief Technology Officer of the Company, on the terms and conditions hereinafter set forth

1.2        Duties. The Executive shall serve as the Company’s Chief Technology Officer and shall perform the customary duties and responsibilities implied by such position, subject to the power and authority of the Board to overrule actions of officers of the Company. In such capacities the Executive shall report directly to the Chief Executive Officer. These positions, duties, and responsibilities can be modified as reasonably required to suit the specific requirements and needs of the Company, provided that the same shall be commensurate with the Executive’s experience and expertise and shall not result in the Executive having duties and responsibilities substantially less senior and more onerous to the Executive.

1.3       Time and Effort. During the Term, the Executive shall, except for vacation periods as provided for herein and reasonable periods of illness or disability, devote substantially all of the Executive’s working time, attention, abilities, skill, labor and efforts to the performance of the Executive’s obligations hereunder. The Executive shall not, during the Term of this Agreement (as herein defined), engage in any other business activity or conduct, whether or not such business activity or conduct is pursued for gain, profit or other pecuniary advantage, which activity or conduct adversely affects in any material respect the Executive’s ability to perform his obligations hereunder, except with the prior written consent of the Board of Directors (the “Board”). Notwithstanding the foregoing, the parties recognize and agree that Executive may engage in personal investments and other business, civic or charitable activities that do not conflict with the business and affairs of the Company or interfere in any material respect with Executive's performance of his duties hereunder. The Executive will at all times perform all of the duties and obligations required of the Executive by the terms of this Agreement in a loyal and conscientious manner and to the best of the Executive’s ability and experience. Executive agrees to comply in all material respects with (i) the policies and directives of the Company (including the Company’s code of ethics and insider trading policy), and (ii) with all applicable laws and regulations of the countries in which the Company operates, all as in effect from time to time.

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1.4        Travel. Executive will undertake appropriate business travel as reasonably required by the Company.

2.          Term. The term (the "Term") of this Agreement shall commence on the Effective Date and shall continue until terminated by either party for any reason whatsoever. Executive understands and acknowledges that his employment by the Company is at-will, and either party may terminate this Agreement with or without notice at any time.

3.          Compensation.

3.1        Base Salary. The Company agrees to pay the Executive, and Executive agrees to accept, a base cash salary (the “Base Salary”), in accordance with the Company's normal payroll procedures applicable to executives, payable monthly. The Base Salary shall initially be payable at the rate of ฿230,000 THB per month for the first six (6) months, after which the Board, in good faith and at its sole discretion, will review the Base Salary to determine any changes to the monthly amount. All compensation payments to be made to the Executive will be subject to required withholding of all income and employment taxes.

3.2.       Annual Review. During the month preceding each anniversary of the Effective Date, or at such other time as the Company may establish in its discretion, the Board will review the Executive's compensation and the Company's financial circumstances and needs and determine in good faith, at the Board’s sole discretion, if any change is merited based upon Executive's performance and the total cash compensation paid by comparable companies to executives with comparable experience and responsibilities.

3.3        Compensation From Other Sources. Any proceeds that Executive receives by virtue of qualifying for disability insurance, disability benefits, or health or accident insurance shall belong exclusively to Executive.

3.4        Stock Options. The Executive will be entitled to participate in the company stock option and incentive plan. The details of which will be negotiated independently at the time the Board of Directors approves the stock option plan.

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4.          Expenses. The Company will pay or reimburse Executive for all necessary out-of-pocket transportation, hotel, and other expenses reasonably incurred by Executive in the conduct of the business of the Company upon submission of such itemized vouchers, receipts or other documentation with respect to any such expenses as shall be reasonably requested by the Company, and, in any event, in accordance with the guidelines of the Company, if any, published from time to time.

5.          Benefits. During the Term, the Company shall provide the Executive and his eligible dependents: spouse and children under the age of 21, living with the Executive, at the Company's expense, with all benefits currently in place or subsequently established by the Company. Executive shall be entitled to (i) [four] weeks of paid vacation in each calendar year, and (ii) paid days off for illness, religious observance and personal reasons (which shall, in any event, be in conformance with the standard requirements of the Kingdom of Thailand), all in accordance with the Company’s policy in effect from time to time. The timing of such vacation and personal days shall be scheduled in a reasonable manner by Executive and shall not interfere with the operations of the Company.

6.          Termination.

6.1        Termination Events. The Term shall terminate on the earliest to occur of the following:

     (i)          upon written notice by either the Company or Executive;

     (ii)         the death of the Executive;

     (iii)      upon thirty days’ written notice from the Company in the event of the Executive’s Disability (as used herein, “Disability” means (A) the physical or mental disability which prevents the Executive from performing his obligations under this Agreement in substantially the same manner as performed immediately before the applicable event for a period of six consecutive months or an aggregate of 180 days during any period of 365 consecutive days) or (B) a written determination by a licensed medical doctor selected by the Company and reasonably acceptable to the Executive that the Executive has incurred a physical or mental disability from which he will not be able to recover sufficiently to return to full-time active employment hereunder within 365 days of the determination (a “Permanent Disability”). The Executive shall cooperate with and permit examination by any licensed medical doctor retained by the Company to evaluate whether he has suffered a Permanent Disability (but in no event shall Executive be required to submit to any invasive or painful procedures); or

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(iv)        upon written notice from the Company to Executive that Executive’s employment is being terminated for Cause, as herein defined, the giving of which notice shall be authorized by vote of the Board. As used herein, "Cause" shall be limited to the Executive’s: (A) embezzlement or willful misappropriation of funds of the Company, (B) conduct that causes material harm to the Company or willful misconduct by Executive; (C) conviction or commission of, or plea of nolo contendere by, Executive of any felony, misdemeanor or other illegal conduct involving an act of moral turpitude or otherwise relating directly or indirectly to the business or reputation of the Company; (D) habitual drug or other substance abuse that interferes in any material respects with the performance of Executive's duties under this Agreement; (E) debarment by any federal agency that would limit or prohibit Executive from serving in his prescribed capacity for the Company under this Agreement; (F) continuing failure to communicate and fully disclose any and all information related to the business, operations, management and accounting of the Company to the Board, the failure of which would adversely impact the Company or may result in a violation of state or federal securities laws; (G) continuing willful and intentional failure to perform his duties as stated herein or as reasonably requested by the Board of Directors of the Company; or (I) dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company; or

(v)         upon written notice from the Executive to the Company that the Executive is terminating his employment for Good Reason, as herein defined, provided that the Executive may not terminate his employment pursuant to this clause unless he has given the Company written notice of the grounds constituting Good Reason in reasonable detail and the Company persists for thirty (30) days thereafter in the conduct giving rise to such right of termination for Good Reason. As used herein, “Good Reason” means (A) if the Company, without Executive's prior written consent thereto, significantly reduces Executive's Base Salary as provided in this Agreement, (B) a relocation of Executive’s primary site of employment, which is located more than 50 miles from his then current primary site of employment, or (C) a repeated assignment to Executive of duties materially inconsistent with his position; provided, however, this Subsection (v) is subject to the terms of Subsection (iv) which shall take precedence for the purposes of any termination payments in accordance with Section 6.3 hereof.

6.2          Change of Control If the Employee is terminated other than for cause or disability or in violation of the change of control, then the Employee as the case may be shall be entitled to be paid 200% of such annual base compensation immediately, plus 200% of such annual incentive bonus immediately.

“Change in Control" means the occurrence of any one or more of the following:

(i) Any Person becomes an Acquiring Person, except as the result of (A) any acquisition of Voting Securities of the Company by the Company or (B) any acquisition of Voting Securities of the Company directly from the Company (as authorized by the Board). For the purposes of this agreement an "Acquiring Person" means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

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(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; and for this purpose, any individual who becomes a member of the Board after the date of this Agreement whose election, or nomination for election by holders of the Company's Voting Securities, was approved by the vote of at least a majority of the individuals then constituting the Incumbent Board shall be considered a member of the Incumbent Board (except that any such individual whose initial election as director occurs as the result of an actual or threatened election contest, within the meaning of Rule 14a-11 under the Exchange Act, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered).

(iii) The consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company unless, in any case, the Persons who or which Beneficially Own the Voting Securities of the Company immediately before that transaction Beneficially Own, directly or indirectly, immediately after the transaction, at least 75% of the Voting Securities of the Company or any other corporation or other entity resulting from or surviving the transaction (including a corporation or other entity which, as the result of the transaction, owns all or substantially all of Voting Securities of the Company or all or substantially all of the Company's assets, either directly or indirectly through one or more subsidiaries) in substantially the same proportion as their respective ownership of the Voting Securities of the Company immediately before that transaction.

(iv) The Company's shareholders approve a complete liquidation or dissolution of the Company.

6.3          Termination Payments; Internal Revenue Code.

(a)           Upon termination of Executive’s employment hereunder for any reason specified in Sections 6.1(i) through (v) above, the Company's obligations to Executive shall terminate, subject to prompt payment within thirty (30) days of all monies due hereunder up to the date of termination including unpaid Base Salary and reimbursement of reasonable business expenses as well as continuation of any applicable benefits as required by laws of the Kingdom of Thailand. All non-vested options shall be deemed canceled as of the date of termination.

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     (b)          Upon termination of this Agreement, the provisions of Sections 6.3, 7, 8, 9, 10, 11, and 12.9 shall survive the termination of this Agreement for a period of five (5) years.

7.          Proprietary Information; Confidentiality.

7.1        Confidential Information. Executive, during the course of his duties, will be handling financial, accounting, statistical, marketing and personnel information of the Company and/or its customers or other third-parties. All such information is confidential and shall not be disclosed, directly or indirectly, or used by Executive in any way, either during the term of this Agreement or at any time thereafter except as required in the course of Executive’s employment with the Company. Executive agrees not to disclose to any others, or take or use for Executive’s own purposes or purposes of any others, during the term of this Agreement, any of the Company's Confidential Information (as defined below). Executive agrees that these restrictions shall also apply to (1) Confidential Information belonging to third parties in the Company's possession, and (2) Confidential Information conceived, originated, discovered or developed by Executive during the term of this Agreement. "Confidential Information" means any Company proprietary information, trade secrets or know-how (of any kind, type or nature, whether written, stored on magnetic or other media, or oral), including, but not limited to, research, plans, services, customer lists, computer programs, computer applications or computer software, marketing, finances or other business information that has been compiled, prepared, devised, developed, designed, discovered, or otherwise learned by Executive during the course of his employment and/or disclosed to Executive by the Company, either directly or indirectly, in writing, orally, or by observation of any business conduct. Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Executive. Executive further agrees not to use improperly or disclose or bring onto the premises of the Company any trade secrets of another person or entity during the term of this Agreement.

7.2        Return of Property. Executive agrees that upon termination of employment with the Company, Executive will deliver to the Company all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to employment with the Company or otherwise belonging to the Company, its successors or assigns.

7.3        Employment Information. Executive represents and warrants to the Company that information provided by Executive in connection with his employment and any supplemental information provided to the Company is complete, true and materially correct in all respects. Executive has not omitted any information that is or may reasonably be considered necessary or useful to evaluate the information provided by Executive to the Company. Executive shall immediately notify the Company in writing of any change in the accuracy or completeness of all such information.

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7.4        Other Agreements. Executive represents that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to employment with the Company. Executive has not and shall not: (i) disclose or use in the course of his employment with the Company, any proprietary or trade-secret information belonging to another; or (ii) enter into any oral or written agreement in conflict with this Agreement.

8.          Unfair Competition; Non-Solicitation.

8.1        Unfair Competition. During the term of this Agreement, Executive has a duty of loyalty and a fiduciary duty to the Company. Executive shall not, directly or indirectly, whether as a partner, employee, creditor, stockholder, or otherwise, promote, participate, or engage in any activity or other business which is directly competitive to the current operations of the Company or the currently contemplated future operations of the Company. The obligation of Executive not to compete with the Company shall not prohibit Executive from owning or purchasing more than a five percent (5%) beneficial interest in any securities that are regularly traded on a recognized stock exchange or on the over-the-counter market subject to relevant federal and state securities laws. To the fullest extent permitted by law, upon the termination of Executive’s employment with the Company for any reason, Executive shall not use any of the Company’s confidential, proprietary or trade secrets information to directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or any other individual or representative capacity, engage or participate in any business, wherever located, that is in direct competition with the business of Employer. Should any portion of this Section be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Executive hereunder, and only in such event, then the Executive and the Company consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

8.2        Non-Solicitation of Customers. While employed by the Company, Executive shall not divert or attempt to divert (by solicitation or other means), whether directly or indirectly, the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company. Also, to the fullest extent permissible under applicable law, following termination of Executive’s employment with the Company for any reason, Executive agrees not use any of the Company’s confidential, proprietary or trade secrets information to directly or indirectly divert or attempt to divert (by solicitation or other means) the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company.

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8.3        Non-Disparagement. Upon termination of Executive's employment with the Company, Executive agrees to not make any disparaging remarks about the Company, or any officers, directors, employees, consultants or independent contractors of or to any of the foregoing.

9.          Trade Secrets. Executive shall not disclose to any others, or take or use for Executive’s own purposes or purposes of any others, during the Term or at any time thereafter, any of the Company’s trade secrets, including without limitation, Confidential Information, customer lists, computer programs, applications or software or intellectual property of the Company. Executive agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in Company’s possession and (ii) trade secrets conceived, originated, discovered or developed by Executive during the Term of this Agreement relating to the affairs of the Company.

10.        Inventions; Ownership Rights. Executive agrees that all ideas, techniques, inventions, systems, formulas, designs, discoveries, technical information, programs, prototypes and similar developments (“Inventions”) developed, created, discovered, made, written or obtained by Executive in the course of or as a result of performance of his duties hereunder, and all related industrial property, trademarks, service marks, copyrights, patent rights, moral rights, trade secrets and other forms of protection thereof, shall be and remain the sole property of the Company and its assigns. Executive shall promptly disclose to Company, or any persons designated by it, all Inventions, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the Term which are related to or useful in the business of the Company, or result from tasks assigned to Executive by the Company, or result from use of premises owned, leased or contracted by the Company. Such disclosure shall continue for one year after termination of employment with respect to anything that would be an Invention if made, conceived, reduced to practice or learned prior to termination of employment. Executive agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Inventions. If the Company requires Executive’s assistance in executing or causing to be executed such assignments and applications, registrations and other documents under this Section  (all of which shall be prepared at the expense of the Company) after termination of this Agreement, Executive shall do so at mutually convenient times and places and be compensated for his time actually spent in providing such assistance at a reasonable hourly rate as agreed upon by the parties and be reimbursed for any necessary expenses, including reasonable attorney’s fees, reasonably incurred in doing so. In the event that the Company is unable for any reason whatsoever to secure Executive's signature to any lawful and necessary document required to apply for or execute any such documents with respect to Inventions (including renewals, extension, continuations, divisions or continuations in part thereof), Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Executive's agents and attorneys-in-fact to act for and in his behalf and instead of him, to execute and file any such application and document and to do all other lawfully permitted acts with respect thereto with the same legal force and effect as if executed by Executive. As a matter of record Executive has identified beneath his signature hereto a complete list of all inventions or improvements relevant to the subject matter of his employment by the Company which have been made or conceived or first reduced to practice by him alone or jointly with others prior to his employment by the Company ("Prior Inventions") which Executive desires to remove from the operation of this Agreement; and Executive covenants that such list is complete. Executive agrees and acknowledges that in further consideration of his employment under this Agreement, in the absence of such list of Prior Inventions, all Prior Inventions shall be the sole and exclusive property of the Company and Executive agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Prior Inventions.

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11.        Indemnification. In the event Executive or his estate or executors becomes a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of Executive's performance of Executive's duties hereunder or the fact that Executive is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company shall, to the maximum extent permitted by applicable law, hold the Executive harmless from and against any claim, loss or cause of action arising from or relating thereto; provided, however, that the indemnity provided under this Section shall not apply with respect to any liability or matter arising from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any breach of the Executive’s duty of loyalty to the Company, or for any transaction from which the Executive derived an improper personal benefit. If any claim is asserted against the Executive for which the Executive reasonably believes in good faith he is entitled to be indemnified hereunder, the Company shall, at its option and to the maximum extent permitted by applicable law, (i) assume the defense thereof or (ii) pay the Executive’s reasonable legal expenses (or cause such expenses to be paid) on a quarterly basis, if the Company does not so assume the defense; provided, that the Executive shall reimburse the Company for such amounts if the Executive shall be found by a final, non-appealable order of a court of competent jurisdiction or any arbitrator not to be entitled to indemnification hereunder. Executive shall cooperate as reasonably requested by the Company in the defense of any such threatened or pending action, suit or proceeding. The Company's indemnity obligations and duties as set forth in this shall survive indefinitely the termination or expiration of this Agreement for any reason.

12.        Miscellaneous.

12.1      Assignment. It is hereby agreed that Executive’s rights and obligations under this Agreement are personal and may not be delegated or assigned. No assignment by the Company shall be effective unless the assignee expressly agrees in writing to become bound by the terms and conditions hereof.

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12.2      Binding Effect. The obligations of this Agreement shall be binding upon, and the benefits of this Agreement shall inure to, the parties hereto, their legal representatives, administrators, executors, heirs, legatees, distributees, successors and permitted assigns, and upon transferees by operation of law, whether or not any such person or entity shall have signed this Agreement.

12.3      Notices. Any notice permitted, required or given hereunder shall be in writing and shall be delivered (i) personally, (ii) by any prepaid overnight courier delivery service then in general use, (iii) mailed, by registered or certified mail, return receipt requested, or (iv) transmitted by fax and then confirmed within three business days by any other method set forth above, to the addresses designated on the first page hereof or at such other address as may be designated by notice duly given hereunder. A notice provided in the manner required herein shall be deemed given: (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

12.4      Further Assurances. Each of the parties agrees to execute, acknowledge, deliver, file, record and publish such certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or which either party deems reasonably necessary or useful in furtherance of the purposes and objectives and intentions underlying this Agreement and not inconsistent with its terms.

12.5      Entire Agreement. This Agreement incorporates the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings of the parties, whether written or oral, with respect to its subject matter.

12.6      Amendments; Waiver. Except as expressly provided herein, neither this Agreement nor any provision hereof may be terminated, modified or amended unless in writing signed by both parties hereto. No waiver by any party, whether express or implied, of any provision of this Agreement, or of any breach or default, shall constitute a waiver of a breach of any similar or dissimilar provision or condition or shall be effective unless in writing signed by the party against whom enforcement is sought.

12.7      Severability; Captions. If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. The headings in this Agreement are inserted for convenience and identification only.

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12.8      Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

12.9      Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Kingdom of Thailand without giving effect to its principles of conflicts of law. The parties irrevocably agree to submit to the jurisdiction of the courts within the Kingdom of Thailand and waive any defense based on forum non convenes or improper venue with respect thereto. Each party shall pay their own attorney’s fees and costs. No remedy conferred in this Agreement upon the Executive or the Company is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

12.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and together shall constitute a single document.

12.11    Tax Advice. The Executive acknowledges that the Executive has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the terms and conditions of this Agreement. The Executive assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with this Agreement.

12.12    Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has directly participated in the negotiation and preparation of this Agreement; (b) has read the Agreement and has had the opportunity to discuss it with counsel of its own choosing; (c) it is fully aware of the contents and legal effect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by its own free will.

12.13    Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

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IN WITNESSETH WHEREOF, the undersigned have executed this Agreement as of the date first above written.

World Moto, Co. Ltd.

By:	/s/ Chris Ziomkowski
Name: Chris Ziomkowski
Title: Managing Director

/s/ Chris Ziomkowski_
Christopher Ziomkowski

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